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                                                                   EXHIBIT 10.10
                             CONFIDENTIAL TREATMENT



                              DATED 6 October 1994






                          (1) THE UNIVERSITY OF OXFORD
                        (2) THE MEDICAL RESEARCH COUNCIL
                               (3) LEUKOSITE, INC.
                              (4) LEUKOSITE LIMITED


                                    AGREEMENT

                     For the construction and operation of a
                           Therapeutic Antibody Centre
                         within the University of Oxford















                             MORRELL, PEEL & GAMLEN
                                  -Solicitors-
                           1 St Giles' Oxford OX1 3JR

* Confidential treatment requested: material has been omitted and filed separately with the Commission.
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         THIS AGREEMENT dated 6 October 1994 ("the Effective Date") is made between:

(1) THE CHANCELLOR MASTERS AND SCHOLARS OF THE UNIVERSITY OF OXFORD whose administrative offices are at Wellington Square, Oxford OV 2JD, England ("the University");

(2) THE MEDICAL RESEARCH COUNCIL of 20 Park Crescent, London W1 N4AL, England ("the MRC");

(3) LEUKOSITE, INC., a Delaware Corporation, whose principal place of business is at 800 Huntington Avenue, Boston, Massachusetts MA 02115, USA ("LeukoSite (US)"); and

(4) LEUKOSITE LIMITED, an English Company which is a wholly-owned subsidiary of Leukosite (US), and whose registered office is at 39 Victoria Street, London SE1H 0EE, England ("LeukoSite (UK)".)

1        DEFINITIONS

         In this Agreement, the following expressions shall have the following meanings:

         1.1 "LeukoSite" means LeukoSite (US) and LeukoSite (UK), jointly and severally;

         1.2 "the TAC" means the Therapeutic Antibody Centre which the University intends to construct and operate an a site at the Churchill Hospital, Oxford leased from The Oxford Radcliffe Hospital Trust: set out in the First Schedule to this Agreement for illustration purposes are a Site Location Plan and a drawing of possible layouts for the floors of the
                  Centre: the primary function of the Centre will be the production of antibodies for use in clinical research;

         1.3 "the Mobilization Date" means a date notified by the University to LeukoSite (UK), being the date on which both the following conditions are fulfilled:

                  1.3.1 the University obtains such permissions and consents as in the reasonable opinion of the University are sufficient to enable the work of constructing the TAC to begin on site; and
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                  1.3.2    the University enters into a binding agreement with
                           The Oxford Radcliffe Hospital Trust for the grant of a lease of the site for the TAC to the University;

         1.4 "the Research" means all research which is conducted in the TAC by employees of the University, or under their direction and supervision;

         1.5 "Research Information" means data, formulae, process information or other information developed in the course of the Research;

         1.6 "Research Invention" means any process, use, article of manufacture or composition of matter conceived or first actually or constructively reduced to practice in the course of the Research;

         1.7 "Research Material" means any material or substance which is discovered, produced or derived in the course of the Research;

         1.8 "the Technology Transfer Period" means the period of five (5) years after the TAC becomes operational;

         1.9 "Notified Discoveries" means Research Information, Research Inventions and Research Material notified by the University to LeukoSite (UK) under clause 3.2;

         1.10 "the Pro Forma License" is set cut in the Second Schedule to this Agreement;

         1.11 "the Option Period" means the period beginning on the date of notification of a Notified Discovery under clause 3.2 and ending on whichever is the first to occur of twelve (12) months thereafter or the service of a counter-notice by LeukoSite (UK) under clause 3.3: the University will not unreasonably refuse a reasoned request from LeukoSite (UK) for an extension of the twelve-(12)-month period in relation to any individual Notified Discovery.



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2        FUNDING FOR THE TAC

         2.1      The MRC will contribute **************************************
                  **************************************************************
                  ******************************
                  towards the costs of staff, consumables, equipment, indirect costs and other day-to-day running expenses of the TAC, and *********************** **************************** towards the cost of constructing and equipping the TAC. The exact timing of capital payments within financial years is to be discussed between the University and the MRC, but the intention is to front-end load payments to 1995/96 or earlier, subject to written evidence of expenditure; provided that, subject to written evidence of expenditure, the entire capital contribution of the MRC will be paid by the MRC by the end of its 1995/96 fiscal year.

         2.2 The University has agreed with other parties for the payment by such parties of further set sums towards the cost of constructing and equipping the TAC.

         2.3 The contributions by the MRC and the parties referred to in clause 2.2 will be subject to the University's acceptance of certain terms and conditions of grant, but the University confirms and warrants to LeukoSite (without prejudice to the second sentence of clause 3.4) that such terms and conditions will not give either the MRC or the other parties any claim to the ownership of Notified Discoveries.

         2.4 LeukoSite (UK) will contribute the sum of ******************** cost of constructing and equipping the TAC. Of this sum, ****
                  **************************************************************
                  **************************************************************
                  *********************
         2.5 Whenever a party is obliged to make a payment under the preceding sub-clauses which attracts value-added, sales, use, excise or other similar taxes or duties. The party under such obligation shall be responsible for paying the taxes and duties.

         2.6 Except as otherwise provided by the MRC's terms and conditions of grant or by an agreement signed by or on behalf

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                  of the University, as between the parties to this Agreement the full and unencumbered title to all equipment purchased or constructed using funds provided by the other parties shall vest in the University.

3        TRANSFER OF TECHNOLOGY TO LEUKOSITE

         3.1 Performance by the University of this clause 3 is subject to and conditional upon:

                  3.1.1 receipt by the University of the contributions and funds which are referred to in clauses 2.1, 2.2 and 2.4;

                  3.1.2 the grant of an appropriate lease of the site for the TAC by The Oxford Radcliffe Hospital Trust to the University; and

                  3.1.3 the obtaining of all permissions and consents required for the construction of the TAC.

                  The University will use all reasonable endeavours to secure the lease, permissions and consents referred to in clauses
                  3.1.2 and 3.1.3; to procure the construction and equipping of the TAC in an appropriate and timely manner; and to operate the TAC efficiently and in accordance with good laboratory practice.

         3.2      Throughout the Technology Transfer Period:

                  3.2.1 a written report shall be submitted by the University to LeukoSite (UK) within ninety (90) days after the end of each six (6) months following the date on which the TAC becomes operational: such report shall itemize the Research Information and Research Material generated during the six-(6)-month period: the University may file additional reports if and whenever the University prefers not to wait for the end of a six-(6)-month period but instead to start time running immediately under clause 3.5 with respect to any particular Research Information or Research Material;

                  3.2.2 the University will use all reasonable endeavours to report Research Inventions promptly to LeukoSite



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                           (UK), as and when such Inventions are made and
                           documented.

         3.3 If LeukoSite does not intend to exploit any Notified Discovery commercially, LeukoSite (UK) shall inform the University promptly by serving a counter-notice to that effect.

         3.4      LeukoSite (US) shall have the right in accordance with clause
                  3.5 to take a license over each Notified Discovery, on the terms of the Pro Forma License, with such modifications (if any) as the parties may agree. The royalties received by the University under each such license are to be divided between the University and the MRC in accordance with formulae which will be established by separate agreement between those two parties.

         3.5      During the Option Period:

                  3.5.1 LeukoSite is licensed to use the Notified Discovery for evaluation purposes. No license is granted for any other purpose, and LeukoSite will keep the Notified Discovery confidential by using the same care and discretion to avoid its disclosure to any third party as LeukoSite uses with respect to strictly-confidential information of its own which it does not wish to be disclosed to others; and

                  3.5.2 the University will not negotiate with or enter into any agreement or arrangement with any third party for the commercial exploitation of the Notified Discovery.

                  Should LeukoSite (UK) during the Option Period give the University notice of LeukoSite's desire to exercise the right granted in clause 3.4, the parties will complete a license of the Notified Discovery in the form of the Pro Forma License, utilizing the material provided by the University in the notification under clause 3.2 in order to complete the blanks in Paragraphs 1.3, 1.5 and 1.6 and Appendix B. Should the parties be unable to agree any of the wording for the blanks in Paragraphs 1.3, 1.5 and 1.6 and Appendix B by the end of the Option Period, the issue or issues in dispute shall be settled in London by an arbitrator. The arbitrator shall be a barrister specializing in intellectual property law, who has no prior association with either party, or who is otherwise


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                  acceptable to both parties. He shall be nominated for the
                  purpose by the then Chairman of the General Council of the Bar. The license granted to LeukoSite in clause 3.5.1, and the obligation accepted by the University in clause 3.5.2, will both be extended until the arbitration is concluded and the license over the Notified Discovery completed.

         3.6 If LeukoSite (UK) serves a counter-notice on the University under clause 3.3, or if by the end of the Option Period LeukoSite has given no notice to the University of a wish to exercise the right granted in clause 3.4:

                  3.6.1    LeukoSite shall at the University's election either -

                           3.6.1.1 return all materials and documentation for the Notified Discovery to the University; or

                           3.6.1.2 destroy all materials and documentation, in which event LeukoSite shall provide the University with written certification of such destruction, signed by authorized representatives of both LeukoSite (US) and LeukoSite (UK);

                  3.6.2 the University shall be free to license the Notified Discovery to third parties; provided that if the University purposes to grant such a license to a third party, the University shall notify LeukoSite; and LeukoSite shall have the right within the period of thirty (30) days after such notification to obtain a license on the terms offered to the third party.

4       LIMITATION OF LIABILITY

         4.1 The University makes no representation or warranty that advice or information given by any of its employees, students, agents or appointees who work in the TAC, or the content or use of any materials, works or information provided in connection with the Research, will not constitute or result in infringement of third-party rights.

         4.2 The University accepts no responsibility for any use which may be made of the results of the Research, nor for any

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                  reliance which may be placed on such results, nor for advice or information given in connection with them.

         4.3 Without prejudice to any right which the other parties may have to claim against the University, each of the other parties to this Agreement undertakes to make no claim against any employee, student, agent or appointee of the University, being a claim which seeks to enforce against any of them any liability whatsoever in connection with this Agreement or its subject-matter.

         4.4 The liability of any party for any breach of this Agreement, or arising in any other way out of the subject-matter of this Agreement, will not extend to any incidental or consequential damages or losses including (without limitation) loss of profits.

         4.5 The maximum liability of the University to each of the other parties under or otherwise in connection with this Agreement or its subject-matter shall not exceed a sum equal to the aggregate of all moneys received by the University from both LeukoSite and the MRC under clause 2, together with interest on the balance of such moneys from time to time outstanding, accruing from day to day at the Lloyds Bank PLC Base Rate from time to time in force and compounded annually as at 31 December.

         4.5 If any sub-clause of this clause 4 is held to be invalid or unenforceable under any applicable statute or rule of law then it shall be deemed to be emitted, and if as a result any party becomes liable for loss or damage which would otherwise have been excluded then such liability shall be subject to the remaining sub-clauses of this clause 4.

5       DURATION AND TERMINATION

         5.1 The period of this Agreement shall begin on the Effective Date. Subject to the following sub-clauses of this clause 5, it shall then continue throughout the Technology Transfer Period.

         5.2 The University may terminate this Agreement by giving not less than seven (7) days' written notice to all the other parties:

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                  5.2.1    if LeukoSite (US) makes an assignment for the benefit
                           of its creditors, files a petition for protection under the US Bankruptcy Code, is adjudicated insolvent, or applies for a receiver or trustee of any part of its property;

                  5.2.2 if any proceeding of a type described in clause 5.2.1 is commenced against LeukoSite (US) and remains undismissed for a period of thirty (30) days;

                  5.2.3 if LeukoSite (US) indicates its consent to any proceeding of a type described in clause 5.2.1;

                  5.2.4 if LeukoSite (UK) suffers distress or execution, is the subject of a petition for a bankruptcy order, goes or is put into liquidation, has a receiver or administrative receiver appointed over any substantial part of its business, or seeks any form of protection against its creditors from any competent court or tribunal.

                  Provided that the foregoing shall not be applicable in a case filed under Chapter 11 of the United States Bankruptcy Code until the case is converted to a Chapter 7 by a final non-appealable order.

         5.3 If the University has not notified a Mobilization Date to LeukoSite (UK) under clause 1.3 within the period of ninety
                  (90) days after the Effective Date, LeukoSite (US) and LeukoSite (UK) shall each have the night to terminate this Agreement by giving not less than seven (7) days' written notice to all the other parties. These rights shall become exerciseable on and from the end of the ninety-(90)-day period: they shall cease to be exerciseable if and when a Mobilization Date is notified by the University to LeukoSite
                  (UK) under clause 1.3. Furthermore, if either LeukoSite (US) or LeukoSite (UK) exercises its right under this subclause but the University notifies a Mobilization Date during the seven(7)-day period of the notice from LeukoSite (US) or LeukoSite (UK), the notice from LeukoSite (US) or (as the case may be) LeukoSite (UK) shall be of no effect.

         5.4 By giving ninety (90) days' written notice to all the other parties of the intention to terminate, the University may

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                  terminate this Agreement for any material breach of this
                  Agreement by either the MRC or LeukoSite.

         5.5 By means of similar notice, the MRC and LeukoSite (US) shall each have the night to terminate this Agreement for any material breach by the University.

         5.6 Any notice under clauses 5.4 or 5.5 shall include a detailed statement describing the nature of the breach. If the breach is capable of being remedied and is remedied within the ninety-(90)-day notice period, then the termination shall not take effect. If the breach is of a nature such that it can be fully remedied but not within the ninety-day notice period, then termination shall also not be effective if the party involved begins to remedy the breach within that period, and then continues diligently to remedy the breach until it is remedied fully. If the breach is incapable of remedy, then the termination shall take effect at the end of the ninety day period in any event.

         5.7 The expiration of the Technology Transfer Period, or the termination of this Agreement under the preceding sub-clauses of this clause 5, shall mean the termination, with effect from the expiry date or (as the case may be) the effective date of termination, of the obligations imposed on the parties under clauses 2.1 through 2.5 and clause 3 (save only in relation to Notified Discoveries which have been notified by the University to LeukoSite (UK) under clause 3.2 before the expiry date or the effective date of termination). The remaining clauses shall survive the expiration of the Technology Transfer Period and the termination of this Agreement, for whatever reason. The duration of any licenses granted pursuant to clauses 3.4 and 3.5 shall be determined by the provisions for duration and termination in each such license, and shall not be affected by the operation of the termination clauses in this Agreement.

6       GENERAL

         6.1 Clause headings are inserted in this Agreement for convenience only, and they shall not be taken into account in the interpretation of this Agreement.

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         6.2      This Agreement shall not be assignable by any of the parties without the prior written consent of all the other pates (which consent shall not be unreasonably withheld or delayed), except that LeukoSite without the consent of the other parties may assign this Agreement to a successor in interest or transferee of all or substantially all of the portion of the business to which the Agreement relates.

         6.3 Without prejudice to the University's other rights and remedies, if LeukoSite (UK) fails to perform any of its obligations under this Agreement, or commits any breach of those obligations, LeukoSite (US) will indemnify the University against all losses, costs, claims, demands and liabilities which may be incurred or suffered by the University as a result of such non-performance or breach, provided that LeukoSite (US) is promptly notified. LeukoSite
                  (US) shall then have the right to control the defense, settlement or compromise of any such claim which is brought by a third party.

         6.4 Subject to HM Treasury rules as they apply to Research Councils, if another party to this Agreement fails to make any payment due to the University under this Agreement then, without prejudice to the University's other rights and remedies consequent upon breach of this Agreement, the University may charge interest on the balance outstanding, accruing from day to day at the rate of two per cent (2%) per annum above the Lloyds Bank PLC Base Rate from time to time in force and compounded annually as at 31 December.

         6.5 If the performance by any party of any of its obligations under this Agreement (other than an obligation to make payment) shall be prevented by circumstances beyond its reasonable control, then such party shall be excused from performance of that obligation for the duration of the relevant event.

         6.6 Unless such use is required by law, no party shall use the name of any other party in any press release or product advertising, or for any other commercial purpose, without that other party's prior written consent; provided, however, that:

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                  6.6.1    publication of the sums received in the University's
                           Annual Report and similar publications shall not be regarded as a breach of this clause;

                  6.6.2 the University will not unreasonably withhold consent to the use of the University's name by LeukoSite in connection with a financing.

         6.7 Until further notice, the following shall be the parties' representatives for the purpose of receiving invoices, payments, statements, requests, notices and other documents under this Agreement:

                               in the case of invoices, payments and statements addressed to the University -.

                               The Administrator
                               Sir William Dunn School of Pathology,
                               University of Oxford
                               South Parks Road
                               OXFORD CX1 3RE
                               England;

                               in the case of requests, notices and other documents addressed to the University -

                               The Director of the Research Services Office
                               University of Oxford
                               University Offices
                               Wellington Square
                               OXFORD OX1 2JD
                               England;

                               in the case of invoices, payments and statements addressed to the MRC -

                               Helen Gadsden
                               Finance Division
                               The Medical Research Council
                               20 Park Crescent
                               LONDON W1N 4AL
                               England;

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                               in the case of requests, notices and other
                               documents addressed to the MRC -

                               The Head of the Technology Transfer Group
                               The Medical Research Council
                               20 Park Crescent
                               LONDON WIN 4AL
                               England;

                               in the case of LeukoSite (US) -

                               The President
                               LeukoSite, Inc.
                               800 Huntington Avenue
                               BOSTON Massachusetts MA 02115 USA;

                               in the case of LeukoSite (UK) -

                               The Managing Director
                               LeukoSite Limited
                               c/o Mark Andrew esq.
                               Messrs Bingham, Dana & Gould
                               39 Victoria Street
                               LONDON SCE1H OEE England.

         6.3 Nothing in this Agreement shall create, imply or evidence any partnership or joint venture between the parties or the relationship between any of them of principal and agent.

         6.9 This Agreement and its two (2) Schedules (which are incorporated into and made a part of this Agreement) constitute the entire agreement between the parties for the TAC. Any variation of this Agreement shall be in writing and signed by authorized representatives of all parties.

         6.10     This Agreement shall be governed by English Law.

         6.11 If any one or more clauses or sub-clauses of this Agreement would result in this Agreement being prohibited pursuant to
                  Article 85(l) of the Treaty of Rome, then it or they shall be deemed to be omitted. The parties shall uphold the remainder of this Agreement, and shall negotiate an amendment which, as far as legally feasible, maintains the economic balance between the parties.

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         6.12     In entering into this Agreement the parties recognize that it is impracticable to make provision for every contingency that may arise in the course of performance. Accordingly, the parties declare it to be their intention that this Agreement shall operate between them with fairness and without detriment to the interests of any of them; and if in the course of the performance of this Agreement unfairness to any party is disclosed or anticipated, then all parties shall use their best endeavors to agree upon such action as may be necessary and equitable to remove the cause or causes of that unfairness.

AS WITNESS the hands of authorized signatories for the parties on the date first mentioned above


                                  THE SCHEDULES


1.       Illustrative Site Location Plan and Layouts for the TAC

2.       The Pro Forma License


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                               THE FIRST SCHEDULE

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***************************

***************************




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                               THE SECOND SCHEDULE
                              THE PRO FORMA LICENSE

              ****************************************************


                      ************************************



                             **********************




                                   ***********
                                       **

            ********************************************************





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SIGNED for and on behalf of                 SIGNED for and on behalf of
THE CHANCELLOR MASTERS                      THE MEDICAL RESEARCH COUNCIL
AND SCHOLARS OF THE
UNIVERSITY OF OXFORD


Name:/s/ J. Clark                           Name:/s/ Martin R. Wood Ph.D.
                                            Head of Technology Transfer Group


Position:                                   Position:


Signature:/s/ J. Clark                      Signature:/s/ Martin R. Wood



SIGNED for and on behalf of                 SIGNED for and on behalf of
LEUKOSITE, INC.                             LEUKOSITE, INC.


Name:/s/ Christopher K. Mirabelli           Name:/s/ Christopher K. Mirabelli


Position:                                   Position:


Signature:/s/ C.K. Mirabelli                Signature:/s/ C.K. Mirabelli




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